Summary Report

on the

Senderos de Oro Project

Department of Bolivar
Colombia

for

OROFINO GOLD CORP
1702 Chinachem Tower
34-37 Connaught Road Central
Hong Kong

Tel: 011-852-3106-3332

by

THOMAS H. CARPENTER, B.Sc., PGeo

DISCOVERY CONSULTANTS
2929-29th Street
Vernon, BC V1T 5A6

Telephone: 250-542-8960
Fax: 250-542-4867
info@discoveryconsultants.com

February 23, 2010

OROFINO GOLD CORP.
Senderos de Oro Project

Summary

Orofino Gold Corp's *Senderos de Oro* (Paths of Gold) Project, formerly known as the Cerro San Carlos Project of Metallica Resources is located in Sur de Bolívar, Colombia (Figure 1). The project comprises mining concessions over the Mina Azul/La Estrella area, the Culo Alzado area, and the Buena Seña area. All three areas are being actively worked by small-scale miners.

A field visit was made to the area by the writer on February 17, 2010, in the company of Mr. Terry Kirby of Orofino, Mr. George Salazar Barnett of Celera Mining House, and geologist Ary Pernett, an associate of Mr. Barnett.

During the visit eight samples of mineralized and non-mineralized material were collected from the areas of active workings. These samples have been submitted for multi-element and metallic gold analyses. Representative hand samples have also been collected from the various areas.

The following report is based largely on a summary of the property written for Metallica Resources and Guavita S.A. by Robert A. Shaw in 1995, and on field observations at the time of the field visit.

Location and Access

The Cerro San Carlos volcanic-plutonic hosted gold-silver±copper occurrences are located in the Department of Bolívar, approximately 300 km northeast of Medellín, 255 km southeast of Cartagena and 265 km south-southeast of Baranquilla. Access to the area requires five hours of overland travel, from airports at Ocaña or Bucaramanga, along good paved highways and all-season secondary road systems. Access may be facilitated by the reclamation of a 1000 metre airstrip located within the northern concession area, within the Mina Azul/La Estrella property.

Electrical energy supplies the active mine areas, as does direct road access to various ports on the navigable Magdalena River, east of the property area. *Minero* (small-scale miner) activity beginning in the mid-1980s has outlined a series of rich gold occurrences extending from the Buena Seña/Cerro San Carlos area to San Martín de Loba, some 50 km to the north (Figure 2).

Government recorded gold production from the region between 1987 and 1994 is estimated at 1,271,000 ounces gold. All production is artisanal in nature, and production continues to this day.

Geology and Mineralization

At Cerro San Carlos, a mixed sequence of predominantly volcanic rocks of intermediate to felsic composition, including lithic and crystal agglomerates and tuffs, and cherty "sinters" and phreatic-style breccias are observed. These rocks overlie gneissic basement, and are intruded by plutons of granodioritic composition. Structural considerations indicate the Cerro San Carlos is contained within an east-west striking normal fault bound corridor. Three types of mineralization were described by Shaw in the project area. Shaw has separated the mineralization at Cerro San Carlos from the mineralization at Buena Seña although both areas are adjacent.


South America
Caribbean Sea
76-00 W
72-00 W
68-00 W
8-00 N
4-00 N
0-00 N
4-00 S
Barranquilla
Cartagena
Panama
El Banco
Senderos de Oro Project
Venezuela
San Cristobal
Bucaramanga
Cisneros
Medellin
0
500
kilometres
Tunja
Manizales
Bogotá
Tulua
Buenaventura
Cali
Neiva
Tumaco
Florencia
Pasto
Colombia
Brazil
Pacific Ocean
Quito
Ecuador
Peru
N

Pasto	Populated centers
	Access routes
Senderos	Subject Property

To accompany a report by : TH Carpenter, PGeo.

Base map after : not applicable

Orofino Gold Corp.

Senderos de Oro Project

Bolívar Province, Colombia

Location & Access

Dwg. by	Discovery Consultants	Scale	as shown
Date	February 23, 2010	Figure:	1

1) Cerro San Carlos: Silicification and extensive finely fractured rock contain dispersed gold mineralization. From the description this is similar to mineralization noted in the Mina Azul area, where waste rock (Photo 1) contains fracture controlled pyrite mineralization and a network of fine quartz veinlets in an argillically altered granitic matrix. This material was sampled as 872-TCR001.



Photo 1: Waste material at Mina Azul/La Estrella. Yellowish material to right of hammer head is fracture controlled pyrite.


0
10
kilometres
MINE LOCATIONS
1 La Chiva
2 La Puya
3 Chimi
4 Barbacoas
5 La Lucha
6 Mina Seca
7 La Nigua
8 La MIna
9 Los Cielos
10 Guacharaco Alto
11 Las Marias
12 Mina Ariza
13 Mina Morelo
14 Guacharaco Bajo
15 La Estrella
16 La Azulita
17 Culo Alzado
18 San Carlos
19 Buena Seña
* Indicates Project property
El Banco
Magdalena River
Brazo de Loba
Barranco de Loba
San Martin de Loba
Brazo de Loba
San Antonio
Los Pueblos
Playitas
Guacharaco
Canavate
Alto de Rosario
Buenos Aires
La Pacha
Mejia
El Sudan
La Piedra
Rio Viejo
Sta. Elena
Pto. Rico
Buena Seña
Norosi
A Buena Vista
LEGEND
River , Creek
Town
Village
Grade road
Mine
To accompany a report by : TH Carpenter, PGeo.
Base map after : none
Orofino Gold Corp.
Senderos de Oro Project
Bolívar Province, Columbia
Mine Locations
Dwg. by: Discovery
Scale: as shown
Date: February 23, 2010
Figure: 2


Photo 2: Cerro San Carlos viewed from the village of Buena Seña. The light area to the left of the power pole marks an area of *minero* activity. A much larger area of workings occurs on the hillside behind the hut on the left.

2) Culo Alzado; copper-gold veinlets and fractures hosted within plutonic/ basement complex rocks. A visit was made to one of several workings in the Culo Alzado area (Photo 3). It was unclear how many active workings were located in the area.



Photo 3: Entry to adit at Culo Alzado. Inside adit is a winze following a sulphide-rich quartz vein.



Photo 4: One of several grinding mills at Culo Alzado. The ore-pile in the foreground comprises high grade chalcopyrite, galena and sphalerite with pyrite in quartz veins. The ground material at the far end of the photo is reported to contain 21 g/t gold after the removal of free gold.

3) Buena Seña: Described as volcanic-hosted gold-silver±zinc vein systems of broad epithermal affinity.



Photo 5: *Minero* area to the south of the village of Buena Seña. The brown colouration is indicative of oxidized material.



Photo 6: Oxides after sulphides in quartz vein material at grinding mill at east end of the village of Buena Seña.

Exploration and Analytical Results

Soil sampling carried out by Metallica in 1995 over the entire area between Buena Seña and Culo Alzado has outlined an open-ended anomaly measuring some 1,700 m by 450 m, which averages upwards of 220 ppb gold (Figure 3).

Also extensive channel sampling of more than a dozen veins on the southwest flank of this anomaly in the Buena Seña area returned values up to 13 g/t gold over 6 metres. Individual vein samples returned values as high as 111 g/t gold and 120 g/t silver. The grid shown on Figure 3 is readily visible on Google Earth images of the Buena Seña area. It is uncertain if the soil grid actually covers the area of these workings but it does not appear to have done so.

Chip samples of copper-gold mineralization on the northern flank of the soil anomaly (at Culo Alzado) were reported by Metallica to range from 3 to 68 g/t gold, and contain up to 8% copper as chalcocite, bornite and chalcopyrite.

Conclusions

Shaw observed that the metallogenic zonation around Cerro San Carlos evokes a very viable "hidden porphyry" exploration model. Based upon exploration carried out by Metallica it was clear that the area hosts significant gold, copper and silver mineralization, which may be amenable to the development of bulk-tonnage and/or high-grade underground gold-silver-copper exploration targets.

This interpretation and the prospectivity of the area have been confirmed by the author. The area is the site of active *minero* activity and it is unlikely that the true grade of gold mineralization has been determined by the crude beneficiation methods employed by the miners. Mercury amalgamation to collect the free gold after grinding, followed by cyanide leach of the crushed material would not, for example, liberate gold tied up in sulphides.

Also there is no evidence that any effort has been made by the *mineros* to extract base metals from the mined material.

Little effort has been made by the *mineros* to determine the extent and grades of mineralization adjacent to the veins currently being exploited. Visual examination of "waste" material during the property visit confirmed the presence of millimetre thick quartz veinlets. This material, if auriferous and low grade, would not be amenable to the type of hand-cobbing carried out the *mineros* but could be mined economically in a bulk-tonnage operation.


1439000N
LICENCE 12033
500 ha.
998000E
999000E
metres
0
300
200
300
1438000N
Quebrada de Aguas Blancas
Quebrada de Mirian
Planta de beneficio
Buena Seña Creek
BUENA SEÑA FAULT
SAN PEDRO Creek
1437000N
N

Gold Values (ppb Au)

- < 100
- ≥ 100 , < 250
- ≥ 250 , < 500
- ≥ 500 , < 1000
- ≥ 1000

To accompany a report by : TH Carpenter, PGeo.

Base map after : non

Orofino Gold Corp.

Senderos de Oro Project

Bolívar Province, Colombia

Gold in Soils

Dwg. by:	Discovery	Scale:	1:12500
Date:	February 23, 2010	Figure:	3

Recommendations

It is recommended that an active exploration program be initiated on the Senderos de Oro. This exploration should involve:

- Consolidation and compilation of previously generated data on the property in a format to glean as much information as possible on previous work prior to the initiation of new exploration. Such a compilation would ensure that costly repetition of the same exploration is not carried out. This compilation would also be necessary for the possible writing of an NI 43-101 report on the property.
- Refurbishment of the old exploration camp adjacent to Culo Alzado.
- Re-establishment of the exploration grid previously emplaced by Metallica.
- Re-sampling of portions of the grid to confirm previous sampling results.
- Permitting for road or trail construction to allow a diamond drill program.
- Completion of a drilling program to properly test the grades of known auriferous veins and the potential for a bulk tonnage deposit.

It is important from the start of any exploration program in the area to develop the trust and good will of the local population. These people would likely form the nucleus of any future work force but would also form a significant opposition to any operations that they feel are endangering their livelihoods. A proactive approach to beneficial social programs is therefore recommended.

Respectfully submitted,
February 23, 2010

Thomas H. Carpenter, P.Geo.
Discovery Consultants